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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 1999

                   THE BANK OF KENTUCKY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          KENTUCKY                     0-25960                 61-1256535
(State or other jurisdiction of  (Commission File No.)   (IRS Employer I.D. No.)
       incorporation)

                 1065 Burlington Pike, Florence, Kentucky 41042
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:         (606) 371-2340
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Item 5.           Other Events.
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         On March 19, 1999, the Board of Directors of The Bank of Kentucky
Financial Corporation, a Kentucky corporation ("BKFC"), announced that it will be presenting to its shareholders at its 1999 Annual Meeting a proposal to adopt an amendment to its Articles of Incorporation to increase the number of authorized common shares from five million to fifteen million. The Board of Directors expects to declare a three-for-two stock split in the form of a stock dividend if the shareholders adopt the amendment to the Articles, which also will eliminate the par value of the company's shares.



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                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               THE BANK OF KENTUCKY FINANCIAL
                                                 CORPORATION

                                               By:      /s/ Robert W. Zapp
                                                  ---------------------------
                                                        Robert W. Zapp
                                                        President

Date:  March 19, 1999





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